Form C

Cover Page

Name of issuer:

Recur Outdoors, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 11/14/2016

Physical address of issuer:

101 Newburyport Turnpike
Unit #1
Newbury MA 01951

Website of issuer:

http://www.recuroutdoors.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each is convertible to such number of shares as set forth in the SAFE attached hereto as Appendix B, and also described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

3/31/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$450,769.00	$111,605.00
Cash & Cash Equivalents:	$143,330.00	$49,943.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$250,384.00	$259,608.00
Long-term Debt:	$121,463.00	$0.00
Revenues/Sales:	$1,250,167.00	$719,643.00
Cost of Goods Sold:	$649,868.00	$309,906.00
Taxes Paid:	$0.00	$0.00
Net Income:	($23,075.00)	$12,652.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Recur Outdoors, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Brian Runnals	President	Recur Outdoors, Inc	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Brian Runnals	President	2016
Brian Runnals	CEO	2016
Brian Runnals	Secretary	2016
Brian Runnals	CFO	2016
Brian Runnals	Treasurer	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Brian Runnals	5100000.0 Common Stock	70.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company is an emerging enterprise in a new market without a long term operating history. You should consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets, particularly those companies whose businesses depend on the Internet. These risks include the ability to (i) increase revenues and manage costs; (ii) increase awareness of their company; (iii) offer compelling content, services and products; (iv) maintain current, and develop new, strategic relationships; (v) respond effectively to competitive pressures; (vi) continue to develop and upgrade their technology; (vii) attract, retain and motivate qualified personnel; and (viii) raise additional capital. Similarly, these companies may rely on equity investments and loans to meet their expenses. There can be no assurance that the Company's business strategy will be successful or that it will address these risks successfully. Further, the technologies and markets of the Company may not develop as anticipated, even after substantial expenditures of capital.

Company management will also have broad discretion over the actual amounts and timing of the expenditures of the proceeds we receive from this Offering and might not apply the proceeds in ways that enhance our operating results or increase the value of your investment. We expect to use the net proceeds from this transaction as working capital and for general corporate purposes as described elsewhere in this Offering Statement. Our management will have broad discretion as to the actual amounts and timing of the expenditures of the resulting net proceeds, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply the net proceeds of this offering in ways that enhance our operating results or increase the value of your investment.

As of this date, our executive officers, director, and significant stockholder of more than twenty percent of our capital stock, Brian Runnals, beneficially owns approximately 70% of the Company's outstanding stock. Therefore, this stockholder will have the ability to influence the Company through his ownership position after this Offering. This stockholder may be able to determine all matters requiring stockholder approval. For example, this stockholder may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders. In addition, the Company does not maintain a life or disability insurance policy on Brian Runnals, and therefore, if he were to die or become disabled, the Company may not receive any compensation to assist in his absence and the material adverse effect that such absence may cause.

The Company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held (non-public) Company, the Company is currently not subject to the Sarbanes Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company's financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company's results of operations.

Many of our products contain wildlife products (ie feathers, fur, etc) that are used in production. Importing/exporting certain wildlife products can be costly and highly regulated. We do our best to adhere to all regulations in regards to these products.

The laws and regulations applicable to conducting commerce over the internet are rapidly changing and complex. We strive to be compliant with applicable laws regarding the conduct of our business, but new laws and regulations, as well as presently unknown legal risks, may result in a material adverse effect on our business.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Acquiring the securities sold in this Offering requires a long-term commitment with no certainty of financial return. The Company is highly illiquid and its securities have not been registered under the Securities Act of 1933 (the "Securities Act"), and are only permitted to be offered pursuant to exemptions thereto. Accordingly, no assurance can be given that any offering currently qualifies or will continue to qualify under one or more of the foregoing exemption provisions due to, among other things, the adequacy of the disclosure and the manner of distribution, the existence of similar offerings in the past or in the future, or a change in any securities law or regulation that has a retroactive effect. Similarly, no governmental agency has reviewed or passed upon either the adequacy of any disclosure contained herein or the fairness of the terms of any offering and no public or private trading market for these securities currently exists and there can be no assurance that any such market will ever develop. Therefore, there is no assurance that the securities you hold in the Company may not be able to be resold at all, or at any specific price, and could prove to be worthless.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We are a consumer products company operating in the highly-competitive market and rely on continued consumer demand or preference for our products and services. To generate sales and profits, we must sell products that appeal to retailers and to consumers. Our future success depends on consumer acceptance. There is no guarantee that there will be significant market acceptance of our products or that we will be successful in selling our products on a scale necessary to achieve sustained profitability. The market for fishing related products is evolving rapidly and we may not be able to accurately assess the size of the market or trends that may emerge and affect our business. Consumer preferences can change due to a variety of factors, including social trends, negative publicity and economic changes. If we are unable to convince current and potential customers of the advantages of our products, our ability to sell our fishing products will be limited. Consumer acceptance also will affect, and be affected by, our existing retail partners' and potential new retail partners' decision to sell our products and their perception of the likelihood of consumers purchasing our products. Even if customers purchase our products, there is no guarantee we will be successful in selling our products on a scale necessary for us to achieve sustained profitability. Any significant changes in consumer preferences could result in reduced demand for our product and erosion of our competitive and financial position.

We are, and will continue to be for the foreseeable future, substantially dependent on independent manufacturers and suppliers to develop, assemble and supply us with the products that we sell to our customers. We do not have our own manufacturing facilities. We are and will continue to be for the foreseeable future, entirely dependent on third parties to supply the materials necessary to operate our business. We can make no assurance that we will be able to maintain these third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms. As independent companies, manufacturers and suppliers make their own business decisions. Suppliers may choose not to do business with us for a variety of reasons, including competition, brand identity, product standards and concerns regarding our economic viability. They may have the right to determine whether, and to what extent, they produce our products, our competitors' products and their own products. Some of the business for these manufacturers and suppliers comes from producing or selling our competitors' products. These manufacturers and suppliers may devote more resources to other products or take other actions detrimental to our brands. In addition, their financial condition could also be adversely affected by conditions beyond our control and our business could suffer. In addition, we will face risks associated with any manufacturer's or supplier's failure to adhere to quality control and service guidelines we establish or failure to ensure an adequate and timely supply of product and services. Any of these factors could negatively affect our business and financial performance. If we are unable to obtain and maintain a source of products and other materials, our business will be materially and adversely affected.

The Company's intellectual property portfolio, which includes certain trademarks, business processes, trade secrets, and confidential and proprietary information, is being continuously developed to help create a competitive advantage in the marketplace. Because the Company's business and offerings is, in part, dependent on the competitive advantage created by its intellectual property portfolio, the Company may suffer material adverse affect if the scope of the Company's intellectual property protection is found to be insufficiently broad so that competitors could develop and commercialize products and technology similar or identical to the Company's. In addition, we may in the future become party to, or be threatened with, adversarial proceedings or litigation regarding intellectual property rights. Third parties may assert infringement claims against us based on existing patents , patents that may be granted in the future, or other intellectual property rights, regardless of their merit. There is a risk that third parties may choose to engage in litigation with us to enforce or to otherwise assert their patent rights against us. Even if we believe such claims are without merit, a court of competent jurisdiction could find differently, which could materially harm the Company's performance.

The amount of capital the Company is attempting to raise in this Offering may not be enough to sustain the Company's current business plan. In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause a Purchaser to lose all or a portion of his or her investment

The Company intends to use the proceeds from the Offering for unspecified working capital. This means that the Company has ultimate discretion to use the proceeds as it sees fit and has chosen not to set forth any specific uses for you to evaluate. The net proceeds from this Offering will be used for the purposes, which our management deems to be in our best interests in order to address changed circumstances or opportunities. As a result of the foregoing, our success of will be substantially dependent upon our discretion and judgment with respect to application and allocation of the net proceeds of this Offering. The Company may choose to use the proceeds in a manner that you do not agree with and you will have no recourse. A use of proceeds that does not further the Company's business and goals could harm the Company and its operations and ultimately cause a Purchaser to lose all or a portion of his or her investment.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this Offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, but it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 95% Used to fund inventory PO's for Wade Rods and Pelican Reels.
5% Wefunder Intermediary fees

If we raise: **$1,070,000**

Use of Proceeds: 95% will go towards accelerating our product development dramatically, build a sales team for our direct-to-guide sales, and begin to open up new verticals in the much larger $45B+ conventional fishing space.
5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investor or
- (ii) if the valuation for the company is more than **$8 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $7,500,000

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	6,600,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	101,500
Options:	650,000

Describe any other rights:

We have currently only offered common stock, options to purchase common stock, and warrants to purchase common stock or preferred stock (if available). Please note that the Company has not yet authorized preferred stock. SAFEholders if converted will receive preferred stock. Preferred Stockholders will not have voting rights but will receive liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the shareholders may change the terms of the Company's Bylaws, Certificate of Incorporation, change the terms of securities issued by the Company, change the management and/or Board of Directors of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Michael Watts
Issue date	05/10/17
Amount	$125,000.00
Outstanding principal plus interest	$125,000.00 as of 09/28/18
Interest rate	8.0% per annum
Maturity date	05/10/21
Current with payments	Yes

Loan

Lender	Justin Stuart
Issue date	06/01/18
Amount	$100,000.00
Outstanding principal plus interest	$94,000.00 as of 08/13/18
Interest rate	10.0% per annum
Maturity date	06/01/21
Current with payments	Yes

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2016	Section 4(a)(2)	Accelerator	$75,000	General operations
10/2017	Section 4(a)(2)	Common stock	$250,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Michael Watts
Amount Invested	$125,000.00
Transaction type	Loan
Issue date	05/10/17
Outstanding principal plus interest	$125,000.00 as of 08/24/18
Interest rate	8.0% per annum
Discount rate	0.0%
Maturity date	05/10/21
Outstanding	Yes
Current with payments	Yes
Relationship	Father-in-law

This is a straight promissory note with cash repayment. Mr Watts was also issued a 20% warrant ($25,000) to purchase common or preferred stock (if it exists at the time of exercise) subject a $2.5M valuation cap.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We started with Postfly, the 1st subscription-based monthly flybox, to help new fishermen break into the sport. By curating flies, fishing accessories, and fun branding products in one monthly box, we built Postfly to a more than $120k per month business. We now have four digitally-native vertical brands in the fishing industry, all of which focus on a recurring revenue model. Together, the monthly subscription possibilities could re-define the gear industry and bring thousands more to fishing.

We started with a subscription flies and educational material and have expanded into rods and reels. This push puts our subscription model into every step of the gear-buying process, making fishing more accessible to anglers of any skill level. Considering more Americans fish (46M) than play golf (21M) and tennis (13M) combined, this is a huge market opportunity. Our ambition is to become the top e-commerce destination for anglers, especially those new to fishing.

Milestones

Recur Outdoors, Inc. was incorporated in the State of Delaware in November 2016.

Since then, we have:

- $3.5MM+ in revenue to date, $1.3MM in 2017.
- We about 7,000 paying monthly subscribers between Postfly and The Wade Rod Co.
- Monthly subscriber retention rate is 94%.
- 180K+ shipments made to our customers.
- More than 200K combined followers for our social media channels.
- Pilot program scheduled for early 2019 for tech-enabled kiosks to sell our high price point/high margin gear from Wade Rods and Pelican Reels.

Historical Results of Operations

Our company was organized in November 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $1,250,167 compared to the year ended December 31, 2016, when the Company had revenues of $719,643. Our gross margin was 48.02% in fiscal year 2017, compared to 56.94% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $450,769, including $143,330 in cash. As of December 31, 2016, the Company had $111,605 in total assets, including $49,943 in cash.
- *Net Loss.* The Company has had net losses of $23,075 and net income of $12,652 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $371,847 for the fiscal year ended December 31, 2017 and $259,608 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $225,000 in debt and $250,000 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 18 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Recur Outdoors, Inc. cash in hand is $65,000, as of August 2018. Over the last three months, revenues have averaged $145,000/month, cost of goods sold has averaged $60,000/month, and operational expenses have averaged $90,000/month, for an average burn rate of $5,000 per month

The only major material changes since the date of our financials are that we have hired one new employee and are tracking to grow our revenue by 25% throughout 2018.

We do not expect to have any significant changes to our expenses or revenues over the next 3-6 months due to fixed expenses such as overhead and payroll. However, we do expect our cost of goods sold to grow incrementally as we grow our customer base.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.recuroutdoors.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Brian Runnals

Appendix E: Supporting Documents

INVEST IN RECUR OUTDOORS

maximum target met

$0
raised of $0 maximum target from 0 investors

Disrupting the fishing industry through creative monthly subscriptions

We started with Postfly, the 1st subscription-based monthly flybox, to help new fishermen break into the sport. By curating flies, fishing accessories, and fun branding products in one monthly box, we built Postfly to a more than $120k per month business. We now have four digitally-native vertical brands in the fishing industry, all of which focus on a recurring revenue model. Together, the monthly subscription possibilities could re-define the gear industry and bring thousands more to fishing.



Brian Runnals
President, Founder
Husband & proud daddy. Frmr tech sales, now building the most exciting fishing brands on the planet!



THE O
FLYBOX
2013
USA
BRIAN RUNNALS
Founder & President

Why you may want to invest

1. Over $3.5MM revenue to date, $1.3MM in 2017.
2. We currently have over 7,000 paying monthly subscribers between Postfly and The Wade Rod Co.
3. Monthly subscriber retention rate averages 94%.
4. 180K+ shipments made to our customers.
6. More than 200K combined followers for our social media channels.

$ 100 min

REMIND ME (2)

What you are investing in

Future Equity (Wefunder SAFE)

~~$8M~~ **$7.5M** valuation cap

First $100K investors of this fundraise will invest in a SAFE with a $7.5M valuation cap.

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $7.5M in the future.

Earning a return
Learn more about SAFEs

Investor perks

$101+
Inclusion on our investor wall-of-fame at our HQ. This is a permanent hi-five for supporting us!

$250+
Limited edition Recur Outdoors Tribe Leader hat. These will be made ONLY for our Wefunder investors and not available elsewhere, so wear with pride! Plus get prior perk.

$500+
Be the maker. We'll give you the reigns to design and name a pair of flies to be sold into a future Postfly Box shipment and our additional distribution channels. Plus get all prior perks.

7. Tech-enabled kiosks to sell our high price point/high margin gear from Wade Rods and Pelican Reels expected rollout early 2019.
8. Raised $550k in earlier seed rounds.

Our Ambition

We started with a subscription box for flies and educational material and have expanded into rods and reels. This push puts our subscription model into every step of the gear-buying process, making fishing more accessible to anglers of any skill level. Considering more Americans fish (46M) than play golf (21M) and tennis (13M) combined, this is a huge market opportunity. Our ambition is to become the top e-commerce destination for anglers, especially those new to fishing.

Investor_Deck.pdf

recuroutdoors.com

$1,001+
A lifetime discount of 15% OFF any future purchases from any of our current or future brands! Plus get all prior perks.

$3,000+
Limited Edition, numbered, Pelican Reel with custom pouch. These will be custom made and individually numbered/named for only our $3000+ investors, and will never be made available to anyone else! Investors will have choice of 5WT or 8WT model. Plus get all prior perks.

$5,000+
Limited Edition, numbered Wade Rod Co. fly rod with custom rod sock and carbon fiber tube. These will be custom made and individually numbered/named for only our $5000+ investors and never be made available to anyone else! Investors will have choice of 5WT or 8WT model. Plus get all prior perks.

$12,500+
An invite to our inaugural Tribe Summit, held here in in the striped bass capital of the northeast - Plum Island, MA in summer 2019. This is an employee-and-investor-only company retreat, investor update, and new product field test in one. We'll cover the fishing (with some our favorite local GuideHire guides), the eating, the drinking, and the sleeping, you just need to get there. Plus get all prior perks.

$25,000+
A day of private guided fishing, anywhere in North America of your choosing with our founders. We will cover all expenses except your air travel to the location, and document the day in film and photo. Plus get all prior perks.

see less

Why I Like Recur Outdoors

> *Brian - I LOVE the Postfly Box every month! It gets me excited about fishing even when I am a long way from it...*



Jimmy Kimmel

HOST OF JIMMY KIMMEL LIVE! AND 2X OSCAR HOST

THE BUZZ ABOUT RECUR OUTDOORS

It's kind of like Blue Apron, but instead of shipping you recipes and ingredients for meals, the company sends you fly recipes and materials for fish ... the real perks of a Postfly subscription are convenience and inspiration. It really has prompted me to shake off the cobwebs and learn some new patterns, which I can always revisit and tie more of, if I like how they work.



Kirk Deeter

Editor-at-Large, Field & Stream Magazine

Offering educational tools alongside products has helped separate Postfly from other fishing supply subscription companies — including larger players like Lucky Tackle Box — but tips and tricks are only part of the company's game plan. To get subscribers hooked on its products, Postfly also works to offer them as much choice as possible.

PYMNTS

Online coverage of payments news and top industry trends. Insight and reporting on payments, commerce, FinTech and innovation

I always thought the subscription services that delivered lures to your house was cool, but I always wished there was something for the fly guys. While there are a few providers out there, I recently discovered my favorite, Postfly Box. Instead of a random box of flies, you can target individual species for your fishery. Within each box you receive a handful of flies targeted to catch your favorite trophy... One of the coolest things is that your subscription is flexible. Say you sign up for the bass box, but have a trip coming up that's someplace tropical. Simply switch to the saltwater box and you'll be ready to fish when you get there.

Kayak Angler

World's leading kayak fishing magazine

After putting hands on a few of the services I can tell you that no one does [a monthly flybox subscription] better from a presentation standpoint than Postfly Box... I have had the opportunity to put hands on several of the different Postfly Box monthly boxes offered and the quality of the flies in each has been impressive. Great general choice selections that make sense for the month that they are sent.



Cameron Mortenson

Founder of The Fiberglass Manifesto Blog

Are you passionate about fly fishing? Then Postfly Box is your one-stop shop. They deliver flies directly to your doorstep, so you can spend more time on the water. We recently had a chance to talk to Brian Runnals, owner and operator of Postfly Box. He's a really cool guy with an outstanding business serving the everyday angler – you! Whatever your fly fishing needs, Postfly Box has you covered.



Rebekah Lewis

Writer for Wide Open Spaces

So far I'm very happy with my Postfly Box subscription and knowing I have flies coming every month allows me to focus my energies on finding new water to fish.

Fallfish Tenkara

Japanese/English Fly Fishing Blog

I was very impressed with the quality of the Postfly leaders. Sent to me in my favorite size of 6x, they floated high, didn't have too much memory, felt strong, and landed plenty of feisty fish. In fact, the only times I broke these leaders was when I got impatient getting a fly out of a tree... If you're a weekend warrior angler who can't justify the up-front expense of tying flies and want one less trip to the fly shop per month, then Postfly is likely a good choice for you.



Spencer Durrant

Writer for The Trout Life

A monthly subscription service is a cool idea, mainly just to get a taste of what other's are tying delivered to your door. If you don't tie your own flies, I could see this service being especially useful for you. I see it as a great way to try out different fly patterns that you might not tie on your own. This is also the perfect gift idea for a friend or family member that is also into fly fishing. It sure beats the hell out of another gift card.



Cory Perry
Founder of Fishing Blog "Flyfisherous"

My cost for the entire box was $16.33 and I can assure you there's a minimum of $40 worth of gear included. It's also valuable for a beginner like myself to have a curated selection based on what I'm fishing for. I still have two months left and am really excited to see what will be included. I'll post a review each month, but if they're as good as this I'll definitely be renewing.



James Wilkins
Founder of The Rugged Culture

Overall, I have been thoroughly happy with Postfly Box. The pros definitely outweigh any of the cons (which are fairly subjective) and the services provided are top notch. If you like getting things in the mail, something akin to a small Christmas present every month, you will love Postfly Box. At the very least, try it for a month and see if you like it, if not you can always cancel your subscription. But my guess is, you won't have to worry about going down that road, you'll be satisfied.



Jason
Founder of Currant Creek Fly Company



TROUTRAGEOUS!
FISHING, LILLY, & UTTER NONSENSE

Fishing Goodie Box Of The Month Clubs

Over the past few years, there's been a growing trend in internet retail around what I'll call monthly "goodie box" subscriptions. I think most of the subscriptions I first noticed were those for clothing or personal care products, like those from or For
September 4, 2018 @ troutrageous.com

The 5 Best Places To Fly Fish In Massachusetts

Posted by Massachusetts Office of Travel and Tourism There are many things the state of Massachusetts is known for and good fishing is one of them. Still, knowing that there can be some good fishing nearby and actually deciding where you can
September 4, 2018 @ massvacation.com

Postfly Box, a review

If you're on Facebook at all you've probably seen an ad or a post from Postfly Box, or, maybe you're living under a rock and haven't heard of them. For those of you who are out of the loop, let's give a brief rundown of what Postfly Box is.
September 4, 2018 @ ccflyco.com

Fish Nerds Podcast - Five Essential Flies for Fly Fishing and Postfly Box from Outdoor Podcast Channel

Listen to episodes of Outdoor Podcast Channel on podbay.fm.
September 4, 2018 @ podbay.fm

Outside the Box: The Postfly Fly Shop - Casting Across

Every month, thousands of anglers find a small black box in their mail. The VHS cartridge-sized container is full of fly fishing gear, stickers, articles, and, most importantly, flies. Since 2013, Postfly has been putting quality flies and fly fishing
June 18, 2018 @ castingacross.com

How Postfly Is Luring Anglers With The Right Subscription Bait

The subscription market is growing by 200 percent annually, and becoming more competitive in the process. That's why Brian Runnals, founder of fly fishing subscription service Postfly, recommends merchants lure in subscribers by pairing
April 2, 2018 @ pymnts.com

Online fly fishing company thrives

NEWBURY - Each month, more than 6,000 fly-fishing anglers across the world receive care packages containing handcrafted flies and other tools of the trade. And unbeknownst to most people is that the folks creating those flies and sending them

December 12, 2017 @ gloucestertimes.com

Online fly fishing company thrives in Newbury

NEWBURY - Each month, more than 6,000 fly-fishing anglers across the world receive care packages containing handcrafted flies and other tools of the trade. And unbeknownst to most people is that the folks creating those flies and sending them

December 11, 2017 @ newburyportnews.com

Gear Junkies | Fly Rod and Reel Magazine

I can't deny my excitement every time I get home and a UPS or FedEx box is sitting by the front door. If you feel the same way, subscribing to Postfly's monthly gift-box service might be just right. Serving up flies, leaders, nippers, stickers, tippet and other

March 1, 2017 @ flyrodreel.com

Postfly Box Review - The Rugged Culture

I've been bass fishing my entire life and kayak fishing for 4 years, but after a couple of trips with my friends decided to take it up. Taking a lot of advice from them I bought a 9 foot 5X rod and reel combo.

January 24, 2017 @ ruggedculture.com

Fresh Catch: Postfly Box

Get new flies for your local fishery delivered to your door, each month.

August 31, 2016 @ rapidmedia.com

Reviewing the Postfly Trout Box

Back in the day (not my 'back in the day,' but my father's) you could order flies from a paper catalog that came in the mail. In fact, a paper catalog launched tier Jack Dennis's career, and I still use his Picket Pin and Mormon Girl patterns on a regular

August 16, 2016 @ thetroutlife.com

Postfly Box and Fly Box for Father's Day Gifts - White Gunpowder

A gift for a fly fisherman Dad that doesn't have to end after Father's Day. Once a month a package from Postfly will be delivered to the mailbox with essential flies or fly tying kit to get him ready to go out and spend time fishing.

June 11, 2016 @ whitegunpowder.com

Clothes, candy and medical pot: Subscription boxes for all seasons

Want a regular supply of clothes, candy, food or even medicinal weed? As it turns out, there's a box for that. There's a boom underway in curated subscription boxes for just about everyone, from foodies and fishers to pet owners (cats, dogs, rats and

June 5, 2016 @ cnbc.com

A Recipe To Boost Your Fly Tying

I've been tying flies for years, but it was getting a little stale for me lately, I have to admit. I felt like a short-order cook, frying up the same old burgers (or woolly buggers) over and over. And though I love hooking a trout on a bug I spun up myself,

January 14, 2016 @ fieldandstream.com

Video: Fly Fishing Vermont's Longest River - Orvis News

Written by: Phil Monahan It's always fun to run into a good fly-fishing video shot right here in the Green Mountain State. Otter Creek is the longest river in Vermont, running some 112 miles from the western slopes of Mt. Tabor, in Green Mountain National

November 18, 2015 @ orvis.com

The Fiberglass Manifesto: POSTFLY BOX - Unboxing The Trout Flybox

As I was walking out the door at IFTD in Orlando this summer, Brian Runnals of Postfly Box handed me one of their latest monthly Trout Flybox Subscription to check out. It had been sitting unopened on my desk for a bit and recently I took a few

October 16, 2015 @ thefiberglassmanifesto.blogspot.com

Exclusive Interview: Get Hooked up with Postfly Box [PICS] - Wide Open Spaces

We recently had a chance to talk to Brian Runnals, owner and operator of Postfly Box. He's a really cool guy with an outstanding business serving the everyday angler - you! Whatever your fly fishing needs, Postfly Box has you covered. Tell me about Postfly

July 27, 2015 @ wideopenspaces.com

Postfly Box Review - Fallfish Tenkara

Over the past few months my fly collection had become dangerously depleted. On one trip alone I lost eight flies to underwater snags, large fish, and tree branches. Flies sold at the mega fishing stores in Japan are not only expensive but they tend to fall

July 27, 2015 @ fallfishtenkara.com

The Spotlight: Postfly Box | Fisherous.com | Authentic Fly Fishing

Postfly Box is a monthly subscription service that delivers a box of flys/goods to your door each month. The box you get is tailored to your type of fishing or species of choice, as well as the time of year.

July 18, 2015 @ fisherous.com

We Started with the Original Monthly Flybox: Postfly

As a new fly fisherman, Brian Runnals found the space impossible to navigate -- shops were spread out and gear was obscenely expensive. It was prohibitive for everyone but experts and die-hards. So with his brother-in-law he started Postfly, a monthly subscription box for fishing flies, to try and bridge that gap. At first it was ploy so they could escape family gatherings to get out and fish but almost six years, three more brands, and a name change to Recur Outdoors later, the same instinct remains. They're not here to make fishing experts better. They're here to make everyone fishing experts.



$3.3M
Lifetime Revenue

7k
Active Monthly Subscribers

94%
Monthly Subscriber Retention Rate


POSTFLY

Our oldest and largest brand, Postfly, is geared toward the lifestyle fly fishing enthusiast. Coming in two sizes ($19.99 or $39.95), the boxes contain curated fishing flies, accessories, an educational newspaper, unconventional stickers, and other branded swag. You tell us what you like to fish for -- trout, saltwater, or the bass in the local golf course pond -- and we find the right products for you, removing most of the hassle.

Our Next Three Brands Have Industry-Altering Potential

THE Wade ROD CO.

Launched in Sept. 2017 and delivered through our same convenient subscription model, The Wade Rod Co. designs the same high performance rods that usually cost $500+ for a fraction of the price.

GuideHire

Acquired last year, GuideHire gives our widely-distributed customer base a way to discover and book fishing guides all over the U.S. for their next adventure.

Expected re-launch: April 2019.

PELICAN
REELS

We designed reel-subscription Pelican Reels with style, performance, and price in mind. High performance fly reels made available for everyone.

Expected launch: Fall 2018.

We currently have 7,000 active monthly subscribers on Postfly and The Wade Rod Co. With the launch of Pelican Reels later this year, we'll have subscriptions for every piece of gear a fisherman needs, allowing us to dominate monthly subscriptions within fishing. Considering 46M Americans fish every year, this is a significant market opportunity.

One of the most exciting projects we are working on is a tech-enabled kiosk that will be placed in retail or other high-traffic locations, allowing potential customers to discover, engage with, and purchase our brands' products. Pilot program is launching in January '19, and we anticipate a rollout of 60 live kiosks by the end of 2019.


POSTFLY
WADE FOR IT
POSTFLY

Our Progress So Far

If we hit our minimum raise of $100k, we'll be able to fund inventory for our kiosk program for Wade Rods and Pelican Reels and roughly 1 extra month of inventory for Postfly. If we're able to hit our maximum raise of $1.07M, we'll be able to do the above, plus make several key hires, increase our customer acquisition marketing spend by up to 5X, and open the inshore and offshore fishing verticals in 2019.

December 2013
First Postfly Boxes Shipped
We send our boxes to a whopping 8 subscribers!

January 2014
Founder Brian Runnals Ditches "Real Job" to Go All-In

April 2015
Accepted into Betaspring/Revup Accelerator

September 2016
Move to Current 3,300 Square Foot HQ + Warehouse

October 2016
We Make our First $1M

May 2017
Opened Postfly Retail Location in Newbury, MA

June 2017
Acquisition of Guidehire Complete
Our first acquisition - a platform to discover and book fishing guides all over the U.S. - becomes our second brand.

September 2017
Launch of The Wade Rod Co.
For our third brand, we set out to build high performance rods delivered through a subscription model for a fraction of the price.

October 2017
Ink Partnership with Commercial Fly Tying Operation
The operation in Thailand gives us access to gear and equipment without going through a distributor, lowering costs for customers.

November 2018
Pelican Reels Launches
Our newest brand, a subscription reel brand focused style, performance, and price, goes live.

January 2019
Kiosk Pilot Launch

April 2019
Guidehire Re-launches

Let's Build Awesome F#@%ing Brands Together

Dear Investors,

Fishing brands, what did you think it was?

I imagine we aren't that different. You're obsessed with something. Cars. Bikes. Bravo TV ... whatever it is. For me, it's fishing. I became obsessed with fishing at a young age. Blew off most of my adolescent responsibilities to go fishing, whether it was for 10 minutes or 10 hours. It consumed me - and still does - just in a different way now. I am now obsessed with fixing the things that are broken for today's angler. Whether it's learning the basics, progressing your skills, discovering new products, or the simple act of purchasing said products, I want to make it better. My promise to our customers, employees, and shareholders is that we won't stop until the scales are tipped in favor of the angler.

We didn't get here by accident. The 80 hour weeks weren't an accident. Two years on ramen noodle paychecks wasn't an accident. The refusal to quit when all signs pointed to the exit wasn't an accident. It's what was required to get where we are today. But we also didn't go at it alone. So many of our family, friends, friends-of-friends, and often complete strangers pitched in along the way. Whether it was packing boxes for Postfly, filing trademark paperwork, or stroking a check to ignite our marketing budget, we wouldn't be here without the help of so many people who believed in us.

Even as we've grown, we've always recognized that our most valuable asset is YOU. We would be nothing without you, our customers and our fans. So now I'm inviting you to join us. Be part of this incredible journey that we've started on and share in the upside.

Onward & Upward!

Brian

More Americans Fish than Play Golf + Tennis Combined


$2M
$1.5M
$1M
$500K
Projected 2018 Revenue: $1.6M
2013
2014
2015
2016
2017
2018
Annual Revenues

**Our 2018 revenue projection is based on almost $1M in sales through August and a normal holiday-season boost.*

46M
Americans who fish every year

4M
Americans who buy a fly fishing license annually

$48B
Recreational fishing market in the U.S.

15%
Online shoppers with at least one monthly subscription box

Meet the Founders

We're brothers from another mother. Seriously -- we're brothers-in-law. We used to spend a lot of time running around to get what we needed to go fishing. It sucked, so we built a better way.



Brian Runnals
President, Founder

Husband & proud daddy. Frmr tech sales, now building the most exciting fishing brands on the planet!



Maciej Labinski
Co-founder / Head of Design

MBA grad with a knack for design and getting shit done.

AND THE REST OF THE TEAM



Gregory Hansen

Director of Operations

Wizard of logistics. Master of operational fortitude. Hockey Coach at Salem State University.



Daniel Zazworsky

Marketing Manager

I fish and I know things. Fishing for new customers on the daily. Did I mention I fish?



Lucas Kaplan

Customer Success Mgr

I could talk fishing all day, I'm blessed to have that be my job! I keep our Tribe happy!



Peter Bernaby

Fulfillment & Retail Mgr.

It's like I have 7000 children. That all get Christmas presents. Every month. Forever.

Raised $550,000From 2+ Investors

Allan Tear

Managing Partner of @Betaspring, top 15 accelerator in US. Investing in RevenueFirst companies. Approaching 100 investments. 2-1-1 record as founder, $20M raised. I like to help.

Justin Stuart

An avid outdoorsman, Justin runs several successful businesses in the fishing industry.

Interview

Wefunder interviewed Brian Runnals on September 5, 2018.

– COLLAPSE ALL

WF: Who are you and what is Recur Outdoors?

RUNNALS: My name's Brian Runnals and I'm the founder of Recur Outdoors. We started out as Postfly, which I started in my basement about six years ago. Quite honestly, it was never supposed to become a business. It was a side hustle I started because I was looking for a little bit of inspiration outside of my day job in software sales. Around that time, a lot of subscription box services like Birchbox, Harry's, and Dollar Shave Club were becoming very popular. I thought to myself, "You know what? There might be something here." I stitched together an extremely loose-knit business plan. At the time, it was essentially a plan on a cocktail napkin. I built myself a little website on Shopify and just rock and rolled.

For my first shipment of fishing products, I just walked into an Orvis store and bought everything retail. It was a hilarious exercise, but it was enough for me to prove that there were people that would buy this stuff in this way. And so away we went. Today, we've got a little over 7,000 active subscribers across our different brands. There have been several knockoffs, but I would argue that we certainly do it the best. We put a lot of time into the products that we source and we understand our customers and what's going to be an excellent experience for them month in and month out.

WF: How has the business changed in the past six years?

RUNNALS: We now operate four separate brands. About a year and a half ago, we saw a big opportunity to get into the durable fishing supply market, which includes the more expensive equipment that is going to last a significant period of time -- rods, reels, waders, and the types of things that are a significant investment, especially for someone new to the sport. We saw a gap that wasn't really being filled. Someone who is new to the sports wants nice equipment, but a younger person likely doesn't have $800 on hand to drop on a fishing rod. So we started producing high-end gear and selling it directly to customers at a fraction of the price you'd normally see in the market. We completely buried the entry-level to mid-market offerings that are out there, which are widely described as junk. There wasn't anyone trying to make a really nice product at an entry-level to mid-market price.

We're about to launch a fishing reel brand to coincide with the rod company. That will give us all sorts of bundling opportunities. Today, we operate Postfly, Wade Rod Company, and the new brand called Pelican Reels. We've also acquired GuideHire, a platform to discover and book fishing guides all over the U.S. that we're planning to re-launch in April 2019.

As we go along, we're always going to be looking for new opportunities to expand into underserved fishing segments and potentially other outdoor segments like hunting.

WF: What was wrong in the recreational fishing industry that you were trying to solve?

RUNNALS: There were two big problems. One was that fly shops, which is somewhere you go to learn and find out about all these things that you need, are geographically sparse. I was living in Boston at the time and the closest fly shop was an hour and a half drive. I was willing to bet that I wasn't the only person who felt like that was too much of a commitment to go get information. And if you turn online to try to learn what you need to know, that's even worse. At the time, there was really nothing online to help someone that was new to fly fishing learn without being intimidated by all the stuff you need and all the crazy prices.

There are retailers like Bass Pro Shops, Cabela's, and Dick's Sporting Goods. You can walk in there and ask simple questions like, "Where can I find this thing," and they'll point you to the right aisle. But they're generally not going to be able to a specific question about a specific product. We really tried to recreate the experience of going into a small specialty store and learning about the sport through the delivery service every month.

WF: Who is your ideal customer?

RUNNALS: We definitely skew more towards the beginner to intermediate-level fly fishermen. As you progress through the sport, you really dial-in on how to approach the sport and exactly what products you need. You can eventually reach a point where you're like, "I know exactly what I need. I've studied the bug science of these rivers or coastal area that I'm fishing, and I know what I need." For us, there's less less of a connection with those fishermen because education is a big part of what we offer. I think our customers would say the same thing. It's not just getting a kit of products from us every month, but it's also being educated on the sport. Over time, we will find opportunities to grow with our customers as they progress into the sort of advanced level of the sport.

WF: What's the experience like of getting a Postfly subscription box?

RUNNALS: In each box, we curate a kit of fishing flies, accessories, and ancillary products like beer koozies and sunglass holders, or more utility-like products for fishing, like fishing line and flies. You tell us what you like to fish for -- trout fishing, saltwater fishing, bass fishing in a golf course pond near your house, whatever it is -- and we find the right products for you.

We offer two levels. You can think of it as a small and a large or a beginner and a more advanced. The beginner box is $19.99 and has a kit of flies, accessories, fishing line, and another bonus product. They always rotate, but it could be a beer koozie, sunglass retainers, a stream thermometer, or line cutters. We do a new sticker in the box every month because fishermen are universally sticker junkies. They put them on cars, refrigerators, whatever.

We also print an actual newspaper that goes in the box. That's really the educational piece. There are several articles related to the products in the box to teach people how to fish them. So if there are things in the box that you like, you can come back to us and buy more of them. It's meant to inspire our fan base to get out and go fish. We run contests and all sorts of fun stuff that go into the newspaper.

We also do what we call our Guide Series box, which is more of a premium-level offering. We are trying to figure out how to grow with our customers as they grow, and this is one approach that we're taking. You get more products, you get more flies, and you get some higher priced items. Obviously, you're paying a little bit more, but for $39.95, you're typically getting about $80 in retail value inside that box.

WF: Do you promote the service around saving money or about discovering new products?

RUNNALS: We sell on discovery more so than saving money. Painting a value picture with customers in a niche industry like this is very challenging. It's worked out much better for us to use it as a discovery platform. That's not to say that some customers don't look at the value of it, I'm sure they do, but it's all about finding new stuff and moving out of your comfort zone as fishermen.

WF: How have you been measuring success up until now?

RUNNALS: The big metric for us always has been subscriber growth, but we now also look at overall revenue growth and the raw number of new customers, whether they are a subscriber or buying products as more of a one-time e-commerce purchase.

Retention is also important. We do all of this work to go out and find these customers. We spend a lot of money to do it. Once we have them, our main priority is keeping them. What that boils down to is shipping them a kick-ass product every month without fail. We've definitely had months where we've had hiccups. If we repeat a product, for example, that's like mutiny for a business like us. It's always been about focusing on what can we do to deliver an awesome experience all the time. If we do that, we keep our customers.

WF: How many subscribers do you have?

RUNNALS: We have just over 7,000 active subscribers right now between Postfly and The Wade Rod Co.

WF: Is the rate of growth increasing?

RUNNALS: In an average month, we'll see 600 or 700 new subscribers. We're trying to figure out what the next marketing horizon is for us, because we've gone so long by just running Facebook ads, Instagram ads, and doing direct-to-customer email marketing. That's one big area of opportunity for us to figure out. We're at a point where we're going to need to start finding some new places to find new customers, specifically for the Postfly side. We're in a really good spot with the rods and reels. That's growing well and will continue to as we go along.

WF: Why are you taking this new jump into rod and reels and other hardware?

RUNNALS: If you're a beginner, brick and mortar stores want to sell you junk. I don't know why. Maybe it's so you grow out of it and want to buy the next level of something. Then you grow out of that one, and you buy the next thing. There just wasn't a lot of good products on the market for someone who was new to the sport.

We were like, well, all of our customers are new and we've got this massive customer base with Postfly. They're asking us for recommendations all of the time. We were selling other people's rods, reels, and waders, and so we had an opportunity. Once we learned more about the manufacturing process and unit economics, it just made a ton of sense. We've got incredible margins on the rods with little marketing costs or any sort of acquisition cost, so this has created a meaningful business for us and a gigantic opportunity to grow into.

WF: How are you designing and producing these new products to make them better than what's already out there?

RUNNALS: We essentially design and spec everything here. There are a few different ways we do this. If we're thinking about the fly side, we tie the appropriate flies for the Postfly box and then we source everything from one commercial operation in Thailand. We're actually partners with them. We have ownership in that business as well. I go over there about four times a year to check in and make sure everything's running the way it should.

It's the same thing for the rods. We design and spec everything here. We have local rod builders build the rods that we're looking to make so that we can see what it is that we're trying to achieve before we put in a production run. When we're happy with the design and performance, we work with probably the preeminent contract rod manufacturer, which is in China. They do a wonderful job for us. And it's the same thing with the reels. We work with someone locally to machine cut a reel for us to spec, build it, made sure it does what we want, and then we send that to one of the operations doing these types of products at extremely high levels.

WF: How are you able to produce them so affordably?

RUNNALS: There's so much traditional keystone sales operation that happens in this business. Everyone was getting the rods made from the same manufacturer. All the shampoo in the world comes from the same two or three shampoo factories, and it's been the same with this equipment unless there's someone making rods here in the United States, which is a little bit of a different story because they're extremely expensive.

For any of the major brands that mass produce rods overseas, they come from the same two or three factories. Everyone's paying the same price. The problem is that everything is keystone, so when the manufacturers get them, they sell them to the distributor. Now a rod that cost that manufacturer $60 to make is $120. He gives them to a wholesaler, and that's another $40. Now that guy puts them into a retailer, and it's suddenly a $400 or $500 rod for the customer. And the manufacturer made that for $60.

That is what we're going up against. We're going directly to the factory. Since I don't have to sell it twice before it gets to a customer, I can sell it for half the price of anything else on the market. I don't need to sell it for $400 or $500 because we have a tremendous margin already. We're at about $275 ASP on each rod that we sell.

WF: How will you sell this larger fishing equipment?

RUNNALS: We have a bit of a hypothesis that we're in the process of testing out. We have come up with this kiosk design. Think soda vending machines for how it works, not necessarily the design of it. You can place them anywhere. If someone comes up and wants a soda, they put a buck in, they get a soda. We have a similar concept with a kiosk that can hold the rods, which can be tech-enabled so a customer can learn about the rods. In an environment, for example, like a Bass Pro Shops, where a sales guy is not really going to know a lot about anything in that store, we could provide an opportunity for a customer to actually learn about it and actually purchase the rods from the kiosk.

One of the big things we do with the rods, in addition to having them at a ridiculous price already, is that customers can essentially wrap it in a subscription. Instead of having to pay the $250 upfront, they can pay over six months and still get the rod right away. If you already have a rod subscription, you can demo another rod in our lineup for a week for free. That's a feature people love. So there are all sorts of things they can do there.

We've got a few people willing to pilot the kiosks, and I think it could be pretty huge. It could give us an opportunity to actually be in a more distributed model outside of finding these customers ourselves. An upside for the retailer is that there's no inventory cost for them. By us placing the kiosk in there, they're not having to buy anything, and they'll make a commission on everything sold. If we prove that this concept does work, any funds that we raise from Wefunder would probably be allocated to manufacturing inventory to go into that, because we'll need a lot of it.

WF: Have you placed any of these kiosks?

RUNNALS: Not yet. We have our first prototype of the actual kiosk itself on its way to us right now. For now, we only have fly-specific retailers that have agreed to place a kiosk. The big opportunity is in more of these big-box stores like Bass Pro/Cabela's and Dick's Sporting Goods. However, I'd like to prove it first before we even go to them, which is why we're going to work with these few fly retailers and iron out the kinks.

All in they will cost us just under $1,000. Four rods sold off of a kiosk would pay for the whole thing. So we don't have too much break-even time on them. But we're still in full-on prototype zone with this, so I'm sure that we're going to run into some glitches.

WF: Why not try to get into big box stores right away with the kiosk concept?

RUNNALS: I like to put my best foot forward and I've been running this business now for six years. We have a small team, and I'd be lying if I told you we haven't made mistakes. We've made plenty of mistakes. But we usually don't make the same mistake twice, which is something that's pretty important to me. We try a lot of things, and we've screwed up. We've had to fix them and move on. That's how I want to approach this. Let's really prove that the retailers that will host it will see value in it and that consumers are going to buy from it.

With consumer behavior the way it is and how things work in retail, I have to believe that someone would buy from a kiosk. We could probably do a little focus group on it to further flesh that out, but first, let's prove that those two things can coexist, and then I think Bass Pro Shops, Dick's, and Cabela's would dig it. We could potentially get into all sorts of other products. There's no reason to believe why it would have to be limited to one set of products and we couldn't recreate it for anything into the store to give the customer a different experience.

As we're designing them right now, they couldn't stand alone outside of the retail store, but they're not going to be locked behind bulletproof glass. We certainly could work on the design of the kiosk and truly make it a vending machine. It's going to be more of a showpiece, as it's really visually appealing and customers can touch and feel the products.

WF: In the last 12 months, how much revenue have you made from subscription and how much have you made from direct-to-consumer hardware sales?

RUNNALS: In the past 12 months, we've done probably $1.3 million. The vast majority of that, $1.1 million, is from the Postfly subscriptions, and probably just under $200,000 is from the hard goods side and any other one-time transactional things. We launched the rod brand in September of last year, so we're now just into about one year of running it.

WF: Give us a sense of how saturated you think the market is. What's the total investable market here?

RUNNALS: According to fishing license statistics that get published every year, there are about four million fly fisherman, or people who register when they buy a fishing license and indicate that they are going to go fly fishing. We certainly have quite an opportunity. The question for us, as we exist today, is how many of those folks are truly on the beginning to middle of the learning curve? That is really our market right now.

The big opportunity is with the folks who are really dialed-in on fishing already and creating products and services for those guys and gals. It's not something we really focus on today because we're limited in what we can focus on.

WF: Paint a picture of the next year. Where will you see the most growth? ^

RUNNALS: Launching Pelican Reels, our fishing reel brand, is going to be huge. Right now, we're selling you a fishing rod without a reel, so you still have to go complete the other half of that cumbersome transaction elsewhere. We're going to be able to bundle roughly $500 in fishing product into the offering, instead of just $250 and make you go spend the other $250 elsewhere. It's a huge focus for us. There's going to be a huge inventory need. It's going to wind up tying up a lot of our capital, but we've seen that as we do new stuff, it has fueled some of the growth with Postfly.

We've also taken a look at some of the crossover opportunities that we have. A lot of our customers aren't the just ride-or-die fly fishermen. Some of them also go conventional bass fishing. Some of them go spin fishing here in the ocean. We have some opportunities to launch similar services using all the resources and the things that we've learned.

WF: Think back two years to when you envisioned the end game, what do you think about Postfly and its maturity? ^

RUNNALS:

That's a good question. Where I thought we were going five years ago and where I think we're going now are two completely different things. The business has certainly evolved over time. I see us now as being able to build high-value brands for outdoor consumers. In three to five years, I see us operating as many as eight of these brands and pick off these individual fishing segments, like we've done with fly fishing. I don't necessarily want to attack the fishing industry as a whole because it's a big pond.

WF: Do you only sell in the U.S. right now? ^

RUNNALS: We do sell internationally, but we don't market internationally. We're pretty dialed-in on the U.S., but we do get a trickle of Canadian and European customers. There are huge opportunities overseas. We just haven't been in a position where we can handle it. Canada is a huge fishing market, so are the Scandinavian countries and other parts of Europe. Asia's huge with fishing. We have a solid knowledge base on the right products to fish with in Canada, but aside from that, we would have to find people that understand these different fisheries, because as you can imagine, fishing in China is going to be a heck of a lot different than what's going on here.

WF: What is your competition like? ^

RUNNALS: We've had a few carbon copy companies. It's literally, "Let's copy and paste everything on their website, give it a different name, and try to have our own business." They usually don't last very long.

No one right now is doing what we're doing with rods and reels. Two years from now, when we're in a few new segments and doing some different things that aren't so heavily reliant on fly fishing, there could be competition from Catch Co. They operate a business called Mystery Tackle box, which is a similar fishing subscription box. Bass fishing is their big thing. I'd love to see them continue to grow, and raise money, and do great things.

WF: Who is on your team and why are you the people to make this business a success? ^

RUNNALS:

I moved to San Francisco after college with my girlfriend, who is now my wife. I wound up getting hired by a startup to do tech sales. It was the ride of a lifetime. I was their eighth employee and the company grew tremendously and was acquired by Intuit after about four years. I had stock options, the dream that is so frequently sold in Silicon Valley, and I just got this bug about startups. I bounced around to a few other tech companies and never really found my thing.

My co-founder Maciej Labinski is a perfectionist (and I am the exact opposite), so we work well together. He's created the true brand of everything we've done - everything from logos to websites to color palettes to photo filters, and really does a bang up job on everything. We have an AMAZING team, and everyone treats the business like they own it. Which they actually do because they all have stock options! I think stock options are an absolute must to incentivize your team to always do the right thing for the business.

I didn't necessarily intend for Postfly to be what is today. I'm sure glad it's turned out this way though. I'm very driven by just doing things differently, trying to innovate things and break things. If there's a way that people are used to doing it, I want to make it better. If we hear the same complaints from our customers, I want to fix those things.

WF: What do you plan to do with the money you raise?

RUNNALS: I want to do a few different things. Inventory is the single most important thing that keeps us going. If we were ever to find ourselves in a situation without inventory, or being late on getting inventory, obviously that trickles down to our customers and is a huge problem. We need to create a situation where we're about three months ahead on inventory. That's really specific to the subscription box side of it.

We also are going to have a huge need for inventory on the durable side. The challenge with the hard goods is that it's a huge capital commitment. To manufacture what we would need for six months is going to cost us somewhere in the universe of $60,000 to $75,000.

Hiring is the other thing. We're now in a position where the job functions here are fairly dialed-in, but we find ourselves in situations where people are doing a little bit of everything because we just need things to get done. We definitely need to find a buyer. We spend so much time and energy getting products made overseas and dealing with all the communication, or lack of communication sometimes. I also want to hire a chief technology officer. That's been on the docket for a while now. Everything we do is run through technology, and we're all pretty good at it, but we're not the right people to be doing this at this level of the company.

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